Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 . Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Amanda C. Fowler, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS AND RAISES 2008 GUIDANCE

•      Strong Sales Growth Across All Product Lines

•      Transcatheter Valves Propel Heart Valve Sales Growth

•      Special Items Reduce Net Income by $15 Million

IRVINE, Calif., April 22, 2008 – Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended March 31, 2008 of $18.2 million, or $0.31 per diluted share, compared to net income of $33.2 million, or $0.54 per diluted share for the same period in 2007.  Excluding special items from this year detailed in the reconciliation table below, first quarter 2008 net income was $33.2 million, or $0.56 per diluted share.

First quarter net sales increased 12.4 percent to $296.8 million, compared to $264.1 million in the same quarter last year.  Underlying sales growth was 9.0 percent, excluding the impact of $4.1 million of sales from discontinued products and a
$13.0 million contribution from foreign exchange.

“We’re very pleased to report strong first quarter results, driven by robust sales growth in all of our product lines,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “In addition, we are raising our full year 2008 sales guidance by $50 million and increasing our bottom-line expectations.

“This quarter was also highlighted by an impressive start to our Edwards SAPIEN transcatheter heart valve launch in Europe, with better than expected sales of $8.1 million and outstanding procedural success.”

Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $146.7 million, a 13.3 percent increase over prior year, which included a $6.1 million positive contribution from foreign exchange.  “The expanding adoption of Magna Ease and Magna Mitral, and the strong uptake of our Edwards SAPIEN valve in Europe, drove very strong underlying international sales growth,” added Mussallem.

Critical Care sales of $106.7 million grew 17.4 percent over last year, which included a $5.2 million positive contribution from foreign exchange.  “Sales of our FloTrac system were the biggest growth driver this quarter,” said Mussallem. “In addition, this franchise is becoming more diversified with the increased adoption of PreSep, strong growth in emerging markets and share gains in our pressure monitoring and hemofiltration product lines.”

Cardiac Surgery Systems sales for the quarter were $21.4 million, an increase from $16.8 million in the same quarter last year, due primarily to the successful integration of the recently acquired CardioVations product line.

Vascular sales grew 8.9 percent to $22.0 million compared to the same period in 2007.

Domestic and international sales for the first quarter were $135.5 million and $161.3 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 65.3 percent compared to 64.7 percent in the same period last year.  This improvement was driven primarily by a more profitable product mix, and was partially offset by the impact of foreign exchange hedge agreements.

Selling, general and administrative expenses were $114.6 million for the quarter, or 38.6 percent of sales, compared to $98.6 million in the prior year.  The increase was due primarily to expected higher levels of spending for both the Edwards SAPIEN launch in Europe and sales-related costs in the U.S., as well as an impact from foreign exchange of approximately $6 million.

Research and development expenses were $32.9 million for the quarter, or 11.1 percent of sales, compared to $28.8 million in the year ago period, primarily reflecting additional spending on Edwards’ transcatheter and surgical valve programs, as well as the company’s Critical Care development efforts.

During the quarter, Edwards recorded a net $10.1 million pre-tax special charge, primarily resulting from:

•                  An $8.1 million loss on the sale of the LifeStent product line.  Accounting rules required the write-off of all related assets and goodwill this quarter.

2

Future milestone payments are expected to result in a total pre-tax net gain from the transaction of approximately $55 million.

•                  A $2.1 million charge for the settlement of litigation related to a previously divested perfusion services business.

Since the goodwill assigned to the LifeStent divestiture is not recognized for tax purposes, the special items resulted in a $4.9 million net tax liability this quarter.  This tax liability plus the $10.1 million pre-tax special charge reduced net income by $15 million.  The total charge is reconciled in the table below.

Free cash flow generated during the quarter was $20.8 million, calculated as cash flow from operating activities of $29.9 million minus capital expenditures of $9.1 million.  At March 31, 2008, total debt was $213 million, and cash and cash equivalents were $163 million, resulting in net debt of $50 million.

In the quarter, the company repurchased 2.26 million shares of common stock for $100 million at an average price of $44.24 per share.

On May 15, 2008, both the holders of the company’s $150 million convertible debt and the company will have the option to redeem the bond.  Accordingly, the company expects the debt to be fully retired within the quarter, resulting in a reduction of 2.7 million diluted shares.

2008 Outlook

Edwards is raising its 2008 guidance for total sales by $50 million to between $1.210 billion and $1.260 billion.  This revised range reflects expected performance improvement across all of the company’s product lines, favorable foreign exchange, and increased transcatheter heart valve sales to more than $35 million.

“Foreign exchange hedges are expected to continue suppressing the improvement in gross profit margin for the next two quarters, resulting in a full year 2008 gross profit margin improvement at the low end of our 100 to 150 basis point guidance.  In addition, we continue to expect free cash flow to be at the upper end of our $155 million to $165 million goal.

“Finally, we estimate that second quarter 2008 diluted EPS will be between $0.62 and $0.66.  We are increasing the full year estimate by $0.13, to between $2.45 and $2.53 excluding special items, which represents a 15% to 19% growth rate,” said Mussallem.

3

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards treats advanced cardiovascular disease with its market-leading heart valve therapies, and critical care and vascular technologies.  In 2008, Edwards celebrates 50 years of partnering with clinicians to develop life-saving innovations.  The company’s global brands, which are sold in approximately 100 countries, include CardioVations, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, PERIMOUNT Magna and Swan-Ganz. Additional company information can be found at http://www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 279431.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, the company’s ability to achieve financial goals for sales, gross profit margin, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of the FloTrac system; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact on the company’s results of foreign exchange and special items. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in creating new market opportunities for its products and the timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug

4

Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2007.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards, Edwards SAPIEN and Magna Ease are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, CardioVations, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, PERIMOUNT Magna, PreSep and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.

# # #

5

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2008	2007

Net sales	$296.8	$264.1
Cost of goods sold	102.9	93.2

Gross profit	193.9	170.9

Selling, general and administrative expenses	114.6	98.6
Research and development expenses	32.9	28.8
Special charges, net	10.1	—
Interest expense, net	0.4	0.2
Other expense (income), net	1.2	(1.3)

Income before provision for income taxes	34.7	44.6

Provision for income taxes	16.5	11.4

Net income	$18.2	$33.2

Earnings per share:
Basic earnings per share	$0.32	$0.57
Diluted earnings per share	$0.31	$0.54

Weighted average common shares outstanding:
Basic	56.1	57.9
Diluted	58.5	63.5

Operating Statistics
As a percentage of net sales:
Gross profit	65.3%	64.7%
Selling, general and administrative expenses	38.6%	37.3%
Research and development expenses	11.1%	10.9%
Income before provision for income taxes	11.7%	16.9%
Net income	6.1%	12.6%

Effective tax rate	47.6%	25.6%

Computation of Diluted Earnings per Share
Net income	$18.2	$33.2
Adjustment for convertible debt interest expense	(A )	1.0
Adjusted net income	$18.2	$34.2

Weighted average common shares outstanding used to calculate diluted earnings per share excluding convertible debt	58.5	60.8

Weighted average common shares outstanding for the convertible debt	(A )	2.7

Weighted average common shares outstanding used to calculate diluted earnings per share including the convertible debt	58.5	63.5

Diluted earnings per share including the convertible debt	$0.31	$0.54

(A) The shares from the convertible debt have an anti-dilutive effect on the earnings per share calculation in the first quarter of 2008. Therefore, we have properly excluded both the shares and the related interest expense from the diluted earnings per share calculation.

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2008	2007
ASSETS

Current assets
Cash and cash equivalents	$162.9	$141.8
Short-term investments	26.7	49.4
Accounts and other receivables, net	155.3	145.3
Inventories, net	139.5	152.6
Deferred income taxes	34.8	30.2
Prepaid expenses	30.8	25.4
Other current assets	41.6	37.0
Total current assets	591.6	581.7

Property, plant and equipment, net	223.6	228.2
Goodwill	315.7	350.3
Other intangible assets, net	111.9	122.5
Investments in unconsolidated affiliates	28.0	34.3
Deferred income taxes	19.7	13.8
Other assets	19.8	14.3

Total assets	$1,310.3	$1,345.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$241.6	$225.4
Convertible debt	150.0	150.0
Total current liabilities	391.6	375.4

Long-term debt	62.9	61.7
Other long-term liabilities	78.2	73.0

Stockholders’ equity
Common stock	68.9	68.6
Additional contributed capital	695.0	680.6
Retained earnings	566.8	548.6
Accumulated other comprehensive income	17.2	7.5
Common stock in treasury, at cost	(570.3)	(470.3)
Total stockholders’ equity	777.6	835.0

Total liabilities and stockholders’ equity	$1,310.3	$1,345.1

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued products, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided only on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special Charges, net - The Company incurred certain special charges and gains in 2008 related to the following:

1)      Loss on sale of product line:  $8.1 million net loss on the sale of the LifeStent product line in the first quarter of 2008;

2)      Litigation settlement:  $2.1 million charge for a litigation settlement;

3)      Realignment expenses, net:  $1.3 million charge for executive severance associated with the Company’s business realignment, offset by a $1.4 million gain from the reversal of previously accrued severance costs from the fourth quarter of 2007 related to the sale of the LifeStent product line in the first quarter of 2008.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued Products – The Company has discontinued certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended
	March 31,
(in millions, except per share data)	2008	2007

GAAP net income	$18.2	$33.2

Reconciling items:

Special charges, net
1) Loss on sale of product line	8.1	—
2) Litigation settlement	2.1	—
3) Realignment expenses, net	(0.1)	—
Total special charges, net	10.1	—

Provision for income taxes
Tax effect on non-GAAP adjustments (A)	4.9	—
Total provision for income taxes, net	4.9	—

Non-GAAP net income	$33.2	$33.2

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.59	$0.57
Diluted non-GAAP earnings per share (B)	$0.56	$0.54

Non-GAAP weighted average shares outstanding:
Basic	56.1	57.9
Diluted	61.2	63.5

Notes 1 - 3: See description of Special Charges, net on the previous page.

(A)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(B)  Diluted non-GAAP earnings per share is calculated by adding back to net income $1.0 million for the quarter in interest expense related to the convertible debt, then dividing by the weighted average diluted shares outstanding.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2008 Adjusted		2007 Adjusted
Sales by Product Line (QTD)	1Q 2008	1Q 2007	Change	GAAP Growth Rate	Discontinued Product Line Impact	1Q 2008 Underlying Sales	Discontinued Product Line Impact	FX Impact	1Q 2007 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$146.7	$129.5	$17.2	13.3%	$—	$146.7	$(1.8)	$6.1	$133.8	9.6%
Critical Care	106.7	90.9	15.8	17.4%	(0.6)	106.1	—	5.2	96.1	10.4%
Cardiac Surgery Systems	21.4	16.8	4.6	27.4%	—	21.4	2.3	0.8	19.9	7.5%
Vascular	22.0	20.2	1.8	8.9%	(7.8)	14.2	(6.1)	0.8	14.9	(5.0)%
Other Distributed Products	—	6.7	(6.7)	(100.0)%	—	—	(6.9)	0.1	(0.1)	(100.0)%
Total Sales	$296.8	$264.1	$32.7	12.4%	$(8.4)	$288.4	$(12.5)	$13.0	$264.6	9.0%

Sales by Region (QTD)	1Q 2008	1Q 2007	Change	GAAP Growth Rate
United States	$135.5	$124.1	$11.4	9.2%
Europe	91.2	73.9	17.3	23.4%
Japan	37.8	38.6	(0.8)	(2.1)%
Rest of World	32.3	27.5	4.8	17.5%
International	161.3	140.0	21.3	15.2%
Total	$296.8	$264.1	$32.7	12.4%

* Numbers may not calculate due to rounding.